Exhibit 19.2

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report



  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               9

  I. ORIGINAL DEAL PARAMETERS
  ---------------------------
                                          Dollar Amount       # of Contracts
  Original Portfolio:                  $3,649,997,982.62              219,404
  Original Securities:                                             Dollar Amount          Coupon              Legal Final Maturity
   Class A-1 Notes                                                 $700,000,000.00         2.010%                 December 16, 2002
   Class A-2 A Notes                                                515,050,000.00         2.970%                     June 15, 2004
   Class A-2 B Notes                                                574,834,000.00         1.950%                     June 15, 2004
   Class A-3 A Notes                                                388,858,000.00         4.140%                 December 15, 2005
   Class A-3 B Notes                                                776,000,000.00         1.960%                 December 15, 2005
   Class A-4 Notes                                                  393,322,000.00         4.750%                   August 15, 2006
   Class B Notes                                                    105,728,000.00         5.180%                  October 16, 2006
   Class C Notes                                                     70,486,000.00         5.750%                 December 15, 2006
   Class D Certificates                                              70,486,000.00         6.000%                   August 15, 2008
                                                                     -------------
      Total                                                      $3,594,764,000.00


  II. COLLECTIONS
  ---------------
  Interest:                                                Simple Interest Loans       Precomputed Loans                     Total
  Interest Collections                                              $13,132,637.95                $1,904.12          $13,134,542.07
  Repurchased Loan Proceeds Related to Interest                          28,602.43                     0.00               28,602.43
                                                                         ---------                     ----               ---------
      Total                                                         $13,161,240.38                $1,904.12          $13,163,144.50

  Servicer Advances:
  Principal Advances                                                         $0.00                $2,256.19               $2,256.19
  Interest Advances                                                   3,388,971.26                   123.36            3,389,094.62
                                                                      ------------                   ------            ------------
      Total                                                          $3,388,971.26                $2,379.55           $3,391,350.81

  Principal:
  Principal Collections                                             $58,153,669.26               $31,284.01          $58,184,953.27
  Prepayments in Full                                                31,257,686.67                 4,290.19           31,261,976.86
  Prepayments in Full Due to Administrative Repurchases                       0.00                     0.00                    0.00
  Repurchased Loan Proceeds Related to Principal                      1,111,326.44                     0.00            1,111,326.44
  Payahead Draws                                                              0.00                 1,792.09                1,792.09
                                                                              ----                 --------                --------
      Total                                                         $90,522,682.37               $37,366.29          $90,560,048.66

  Liquidation Proceeds                                                                                                $1,753,778.22
  Recoveries from Prior Month Charge-Offs                                                                                 46,554.92
                                                                                                                          ---------
      Total Principal Collections                                                                                    $92,360,381.80

  Principal Losses for Collection Period                                                                              $4,546,331.91
  Total Regular Principal Reduction                                                                                  $95,108,636.76

  Total Collections                                                                                                 $108,914,877.11

  III. FUNDS AVAILABLE FOR DISTRIBUTION
  -------------------------------------
  Total Collections                                                                                                 $108,914,877.11
  Reserve Account Release                                                                                                      0.00
  Reserve Account Draw                                                                                                         0.00
  Clean-up Call                                                                                                                0.00
  Net Swap Receipt, Tranche A2 B                                                                                               0.00
  Net Swap Receipt, Tranche A3 B                                                                                               0.00
                                                                                                                               ----
      Total                                                                                                         $108,914,877.11



                                     Page 1



  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               9

  IV. DISTRIBUTIONS
  -----------------
  Servicing Fee:                                Amount Due          Amount Paid            Shortfall
   Total Amount                               $2,322,194.67        $2,322,194.67                $0.00
   Amount per $1,000 of Original Balance               0.65                 0.65                 0.00
  Net Swap Payment, Tranche A2 B                 $582,814.46
  Net Swap Payment, Tranche A3 B               $1,703,778.05

                                                                                                                          Change in
  Noteholders Interest:                Amount Due         Amount Paid            Shortfall Carryover Shortfall  Carryover Shortfall
   Class A1 Notes                            $0.00                $0.00               $0.00                $0.00               $0.00
   Class A2 A Notes                   1,032,551.51         1,032,551.51                0.00                 0.00                0.00
   Class A2 B Notes                     573,857.77           573,857.77                0.00                 0.00                0.00
   Class A3 A Notes                   1,341,560.10         1,341,560.10                0.00                 0.00                0.00
   Class A3 B Notes                     963,075.28           963,075.28                0.00                 0.00                0.00
   Class A4 Notes                     1,556,899.58         1,556,899.58                0.00                 0.00                0.00
   Class B Notes                        456,392.53           456,392.53                0.00                 0.00                0.00
   Class C Notes                        337,745.42           337,745.42                0.00                 0.00                0.00
                                        ----------           ----------                ----                 ----                ----
      Total                          $6,262,082.19        $6,262,082.19               $0.00                $0.00               $0.00

  Certificateholders Interest:
   Class D Certificates                $352,430.00          $352,430.00               $0.00                $0.00               $0.00
                                       -----------          -----------               -----                -----               -----

  Total Note and Cert. Interest:     $6,614,512.19        $6,614,512.19               $0.00                $0.00               $0.00

  Total Available for Principal Distribution   $97,691,577.74

  Principal Distribution Amounts
   First Priority Distribution Amount                $0.00
   Second Priority Distribution Amount                0.00
   Third Priority Distribution Amount        10,985,005.59
   Regular Principal Distribution Amount     79,151,186.32
                                             -------------
      Principal Distribution Amount         $90,136,191.91

  Noteholder Principal Distributions:
   Class A1 Notes                                                 $0.00
   Class A2 A Notes                                       42,595,951.17
   Class A2 B Notes                                       47,540,240.74
   Class A3 A Notes                                                0.00
   Class A3 B Notes                                                0.00
   Class A4 Notes                                                  0.00
   Class B Notes                                                   0.00
   Class C Notes                                                   0.00
                                                                   ----
      Total Note Principal Paid                          $90,136,191.91

  Certificateholder Principal Distributions:
   Class D Certificates                                           $0.00
                                                                  -----

  Total Note and Certificate Principal Paid:             $90,136,191.91

  Collections Released to Servicer                        $7,555,385.83

  Total Available for Distribution         $108,914,877.11
  Total Distribution (incl. Servicing Fee) $108,914,877.11

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               9

  V. DISTRIBUTION PER $1,000 OF ORIGINAL BALANCE
  ----------------------------------------------
                                                           Principal                Interest                  Total
                                                        Distribution            Distribution            Distribution
  Class A1 Notes                                                $0.00                   $0.00                    $0.00
  Class A2 A Notes                                              82.70                    2.00                    84.71
  Class A2 B Notes                                              82.70                    1.00                    83.70
  Class A3 A Notes                                               0.00                    3.45                     3.45
  Class A3 B Notes                                               0.00                    1.24                     1.24
  Class A4 Notes                                                 0.00                    3.96                     3.96
  Class B Notes                                                  0.00                    4.32                     4.32
  Class C Notes                                                  0.00                    4.79                     4.79
                                                                 ----                    ----                     ----
      Total Notes                                              $25.58                   $1.78                   $27.35

  Class D Certificates                                          $0.00                   $5.00                    $5.00
                                                                -----                   -----                    -----

  Total Notes and Certificates:                                $25.07                   $1.84                   $26.91

  VI. POOL BALANCE AND PORTFOLIO INFORMATION
  ------------------------------------------
                                                 Beginning of Period                                 End of Period
                                                    Balance       Pool Factor                       Balance        Pool Factor
  Aggregate Balance of Notes               $2,617,204,330.54       0.7426214                $2,527,068,138.63       0.7170456
  Class A1 Notes                                        0.00       0.0000000                             0.00       0.0000000
  Class A2 A Notes                            417,192,527.60       0.8100039                   374,596,576.43       0.7273014
  Class A2 B Notes                            465,617,802.94       0.8100039                   418,077,562.20       0.7273014
  Class A3 A Notes                            388,858,000.00       1.0000000                   388,858,000.00       1.0000000
  Class A3 B Notes                            776,000,000.00       1.0000000                   776,000,000.00       1.0000000
  Class A4 Notes                              393,322,000.00       1.0000000                   393,322,000.00       1.0000000
  Class B Notes                               105,728,000.00       1.0000000                   105,728,000.00       1.0000000
  Class C Notes                                70,486,000.00       1.0000000                    70,486,000.00       1.0000000
  Class D Certificates                         70,486,000.00       1.0000000                    70,486,000.00       1.0000000
                                               -------------       ---------                    -------------       ---------
     Total                                 $2,687,690,330.54       0.7476681                $2,597,554,138.63       0.7225938

  Portfolio Information
  Weighted Average Coupon (WAC)                         7.11%                                           7.11%
  Weighted Average Remaining Maturity (WAM)             44.30                                           43.42
  Remaining Number of Receivables                     183,577                                         179,939
  Portfolio Receivable Balance              $2,786,633,609.17                               $2,691,517,623.41

  VII. OVERCOLLATERALIZATION INFORMATION
  --------------------------------------
  Specified Overcollateralization Amount                                                                      $8,665,186.32
  Specified Credit Enhancement Amount                                                                        $26,915,176.23
  Yield Supplement Overcollateralization Amount                                                              $85,298,298.46
  Target Level of Overcollateralization                                                                      $93,963,484.78

  VIII. RECONCILIATION OF RESERVE ACCOUNT
  ---------------------------------------
  Beginning Reserve Account Balance                                                                          $18,249,989.91
  Specified Reserve Account Balance                                                                           18,249,989.91
  Reserve Release Amount                                                                                               0.00
  Reserve Account Draws                                                                                                0.00
  Interim Reserve Account Balance                                                                             18,249,989.91
  Reserve Account Deposits Made                                                                                        0.00
                                                                                                                       ----
  Ending Reserve Account Balance                                                                             $18,249,989.91
  Change in Reserve Account Balance                                                                                   $0.00

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               9


  IX. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY
  ---------------------------------------------

  Liquidation Proceeds                                                                                                $1,753,778.22
  Recoveries from Prior Month Charge-Offs                                                                                $46,554.92
  Total Principal Losses for Collection Period                                                                        $4,546,331.91
  Charge-off Rate for Collection Period (annualized)                                                                          1.18%
  Cumulative Net Losses for all Periods                                                                              $11,997,249.73


  Delinquent Receivables:                                                            # of Contracts                         Amount
  31-60 Days Delinquent                                                                         2,896                $43,445,468.77
  61-90 Days Delinquent                                                                           456                 $6,749,616.66
  91-120 Days Delinquent                                                                          136                 $2,045,353.82
  Over 120 Days Delinquent                                                                        162                 $2,870,109.21

  Repossesion Inventory                                                                           354                 $5,650,642.08


  Ratio of Net Losses to the Average Pool Balance:
  Second Preceding Collection Period                                                                                        0.7082%
  Preceding Collection Period                                                                                               1.1121%
  Current Collection Period                                                                                                 1.2030%
  Three Month Average                                                                                                       1.0078%

  Ratio of 60+ Delinquent Contracts to Outstanding Receivables:
  Second Preceding Collection Period                                                                                        0.3633%
  Preceding Collection Period                                                                                               0.3584%
  Current Collection Period                                                                                                 0.4190%
  Three Month Average                                                                                                       0.3803%

  Ford Credit Auto Owner Trust 2002-B
  Monthly Servicing Report


  Collection Period                                                                                                  November, 2002
  Distribution Date                                                                                                      12/16/2002
  Transaction Month                                                                                                               9

  Worksheet Information
  ---------------------

  Servicer Advances                                                           Simple Interest Loans              Precomputed Loans
  Beginning Servicer Advances                                                           $7,743,360.55                    $15,382.83
  New Advances                                                                           3,362,673.92                      2,379.55
  Servicer Advance Recoveries                                                            2,419,409.09                      1,123.91
                                                                                         ------------                      --------
  Ending Servicer Advances                                                              $8,686,625.38                    $16,638.47

  Current Month Interest Advances for Prepaid Loans                                        $26,297.34                         $0.00

  Payahead Account
  Beginning Payahead Account Balance                                                                                      $5,255.60
  Additional Payaheads                                                                                                     3,400.42
  Payahead Draws                                                                                                           6,204.62
                                                                                                                           --------
  Ending Payahead Account Balance                                                                                         $2,451.40





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